Exhibit 10(a)
AMENDMENT NO. 5

TO

PPL CORPORATION

DIRECTORS DEFERRED COMPENSATION PLAN

WHEREAS, PPL Services Corporation ("PPL") assumed sponsorship of the PPL Corporation Directors Deferred Compensation Plan ("Plan") effective July 1, 2000; and

WHEREAS, the Plan was most recently amended and restated effective February 14, 2000, and subsequently amended by Amendments No. 1, 2, 3 and 4; and

WHEREAS, PPL desires to further amend the Plan and the PPL Corporation Employee Benefit Plan Board has authorized the following changes;

NOW, THEREFORE, the Plan is hereby amended as follows:

I.  Effective June 1, 2010, Paragraph 2 is amended to read:

2.         Definitions.

(l)
"Fair Market Value" means the closing sale price of the Common Stock as reflected in the New York Stock Exchange Composite Transactions on the date as of which Fair Market Value is being determined or, if no Common Stock is traded on the date as of which Fair Market Value is being determined, Fair Market Value shall be the closing price of the Common Stock as reflected in the New York Stock Exchange Composite Transactions on the next preceding day on which the Common Stock was traded.

II.         Except as provided for in this Amendment No. 5, all other provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment No. 5 is executed this _____ day of _____________, 2010.

PPL SERVICES CORPORATION

By:
Dale M. Kleppinger
Chairman of the Employee Benefit
Plan Board